Exhibit 99

          [LOGO]
           NCR
Transforming Transactions                                 OPTIMAL
    into Relationships                                    ROBOTICS

For further information:

John Hourigan                                             Leon Garfinkle
NCR Corporation                                           Optimal Robotics Corp.
(937) 445-2078                                            (514) 738-8885
john.hourigan@ncr.com                                     leong@opmr.com

For Release on February 16, 2004

             NCR Enters Agreement to Acquire Self-Checkout Business
                              from Optimal Robotics

      DAYTON, Ohio and MONTREAL, Quebec - NCR Corporation (NYSE: NCR) and Optimal Robotics Corp. (NASDAQ: OPMR) have entered into an agreement in principle for NCR to acquire Optimal's self-checkout business for US$30 million.

      The agreement covers the systems and services marketed by Optimal, based in Montreal, under the U-Scan(R) brand. NCR currently markets the FastLane(TM) self-checkout system that allows shoppers to scan, bag and pay for purchases, without cashier assistance.

      "Self-service offerings in the retail and financial industries are part of NCR's core competency. Optimal's self-checkout business complements our existing business and we are excited about serving the needs of our respective customers with best-of-breed solutions," said Lee Schram, senior vice president of NCR's Retail Solutions Division.

      After accounting for all related costs, it is anticipated that the acquisition will be slightly accretive to NCR's 2004 earnings assuming an early second-quarter close.

      "Optimal is moving in a different strategic direction and this transaction is consistent with our strategy of repositioning Optimal as a payments and services leader. As we transform our business, it was important to find the best possible outcome for our

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self-checkout customers and employees. NCR is a recognized leader in self-service solutions and we are delighted to enter into this agreement with them. We are truly grateful for the efforts of our employees and loyalty of our customers, which helped establish U-Scan in the self-checkout market," said Neil
S. Wechsler, co-chairman and chief executive officer of Optimal.

      Completion of the transaction is subject to execution of definitive documentation, approval by Optimal shareholders, receipt of certain third-party consents and approvals, and other customary conditions. Optimal has agreed to pay NCR a termination fee under certain circumstances. The transaction is expected to close by early-April.

About Optimal

      Optimal Robotics Corp. (NASDAQ: OPMR) is a leading North American provider of self-checkout systems to retailers and depot and field services to retail, financial services and other third-party accounts. Optimal has approximately 1,000 employees, which includes approximately 800 software and hardware professionals, and facilities in upstate New York, Santa Ana, Calif., Toronto, Ontario, and Montreal, Quebec, and operations throughout North America. For more information about Optimal, visit the company's website at http://www.opmr.com/.

About NCR Corporation

      NCR Corporation (NYSE: NCR) is a leading global technology company helping businesses build stronger relationships with their customers. NCR's ATMs, retail systems, Teradata(R) data warehouses and IT services provide Relationship Technology(TM) solutions that maximize the value of customer interactions. Based in Dayton, Ohio, NCR (www.ncr.com) employs approximately 29,000 people worldwide.

                                      # # #

NCR and Teradata are trademarks or registered trademarks of NCR Corporation in the United States and other countries.

Optimal Robotics and U-Scan are registered trademarks of Optimal Robotics Corp. in the United States and other countries.

Note to Investors

      This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts' earnings estimates, among other things. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause actual results to differ materially.

      In addition to the factors discussed in this release, other risks and uncertainties include: the uncertain economic climate and its impact on the markets in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases (including upgrades to existing data warehousing solutions and retail point-of-sale solutions) by our current and potential customers and other general economic and business conditions; the timely development, production or acquisition and market acceptance of new and existing products and services (such as self-checkout and electronic shelf-labeling technologies, ATM outsourcing and enterprise data warehousing), including our ability to accelerate market acceptance of new products and services; shifts in market demands, continued competitive factors and pricing pressures and their impact on our ability to improve gross margins and profitability, especially in our more mature offerings such as Retail Store Automation, Financial Self Service and Systemedia solutions; short product cycles, rapidly changing technologies and maintaining competitive leadership position with respect to our solution offerings, particularly data warehousing technologies; tax rates; ability to execute our business and reengineering plans; turnover of workforce and the ability to attract and retain skilled employees, especially in light of recent cost-control measures taken by us; availability and successful exploitation of new acquisition and alliance opportunities; changes in generally accepted accounting principles and the resulting impact, if any, on the company's accounting policies; continued efforts to establish and maintain best-in-class internal information technology and control systems; and other factors detailed from time to time in the company's Securities and Exchange Commission reports and the company's annual reports to stockholders. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.